UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Oaktree Strategic Income Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TIME IS SHORT PLEASE VOTE YOUR PROXY TODAY

June 18, 2018

Dear Fellow Stockholder:

Recently we sent you proxy materials for the upcoming Special Meeting of Stockholders (the “Special Meeting”) of Oaktree Strategic Income Corporation (the “Company”), which will be held on July 10th. For the reasons described in the definitive proxy statement filed with the Securities Exchange Commission on May 23, 2018, a copy of which was mailed to you, the Board of Directors of the Company recommends that you vote FOR the proposal to approve the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company, which would permit the Company to double the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirements applicable to the Company from 200% to 150%.

Our records indicate that we have not yet received your vote. Please vote by using one of the three methods shown below.

No matter how many or few shares in the Company you own, your vote and participation are very important to us. In the event there are not sufficient votes for a quorum or to approve the proposal, the Special Meeting may be adjourned until all voting requirements are met.

Thank you for your continued support.

Sincerely,

Edgar Lee

Chief Executive Officer and Chief Investment Officer

THREE WAYS TO VOTE

	WITHOUT A PROXY CARD	WWW.PROXYVOTE.COM	VOTE PROCESSING

PROXY QUESTIONS? Call 888-554-9415	Call 888-554-9415 Monday to Friday, 9:00 a.m. to 9:00 p.m. EST to speak with a proxy specialist. WITH A PROXY CARD Call 800-690-6903 with a touch-tone phone to vote using an automated system.	Please have your proxy card in hand when accessing the website. There are easy-to- follow directions to help you complete the electronic voting instruction form.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

TIME IS SHORT PLEASE VOTE YOUR PROXY TODAY

June 18, 2018

Dear Fellow Stockholder:

Recently we sent you proxy materials for the upcoming Special Meeting of Stockholders (the “Special Meeting”) of Oaktree Strategic Income Corporation (the “Company”), which will be held on July 10th. For the reasons described in the definitive proxy statement filed with the Securities Exchange Commission on May 23, 2018, a copy of which was mailed to you, the Board of Directors of the Company recommends that you vote FOR the proposal to approve the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company, which would permit the Company to double the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirements applicable to the Company from 200% to 150%.

Our records indicate that we have not yet received your vote. Please vote by using one of the three methods shown below.

No matter how many or few shares in the Company you own, your vote and participation are very important to us. In the event there are not sufficient votes for a quorum or to approve the proposal, the Special Meeting may be adjourned until all voting requirements are met.

Thank you for your continued support.

Sincerely,

Edgar Lee

Chief Executive Officer and Chief Investment Officer

THREE WAYS TO VOTE
	WITH A PROXY CARD	WWW.PROXYVOTE.COM	VOTE PROCESSING

	Call 800-690-6903 with a touch-tone phone to vote using an automated system.	Please have your proxy card in hand when accessing the website. There are easy-to- follow directions to help you complete the electronic voting instruction form.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.